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EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2006 (May 16, 2006 as to Note 10) relating to the consolidated financial statements and financial statement schedule of MidAmerican Energy Company appearing in the Current Report on Form 8-K dated May 16, 2006 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Des Moines, Iowa
May 16, 2006